A Benbow Holding Inc

3F B302C, No. 185 Kewang Road

Longtan Township, Taoyuan County 325

Taiwan (R.O.C.)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 6, 2012, in the Registration Statement (Form S-1) and related Prospectus of A Benbow Holding Inc.

/s/    KCCW Accountancy Corp

Diamond Bar, California

February 9, 2012

KCCW Accountancy Corp.  22632 Golden Springs Dr. #230, Diamond Bar, CA 91765 USA

Tel: +1 909 348 7228 • Fax: +1 909 895 4155 • info@kccwcpa.com